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                                                                    EXHIBIT 21.1



                   ELCOM INTERNATIONAL, INC., AND SUBSIDIARIES


            SUBSIDIARIES OF THE REGISTRANT AND STATE OF INCORPORATION
                              AS OF MARCH 21, 1997


                                             PLACE OF
     NAME                                 INCORPORATION

Elcom International, Inc.                   Delaware

Elcom Systems, Inc.                         Delaware

Catalink Direct, Inc.                       Delaware

Catalink Direct (Pennsylvania), Inc.        Delaware

Elcom International Limited               United Kingdom

Elcom Systems Limited                     United Kingdom

Elcom Group Limited                       United Kingdom

AMA (UK) Limited                          United Kingdom

Elcom Holdings Limited                    United Kingdom

Rapid Recall Limited                      United Kingdom

Elcom Information Services Limited        United Kingdom

Catalink Direct Limited                   United Kingdom

Prophet Group Limited                     United Kingdom

Portable Computers Limited                United Kingdom

Able Computer Distribution Limited        United Kingdom

Data Supplies Limited                     United Kingdom

Datacare Limited                          United Kingdom